                                                                   Exhibit 1.1

                                6,400,000 Shares

                         DOMINICK'S SUPERMARKETS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                                 October  , 1996



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MORGAN STANLEY & CO. INCORPORATED
BT SECURITIES CORPORATION
CHASE SECURITIES INC.
  As representatives of the
    several underwriters
    named in Schedule I hereto
    (the "Representatives")
  c/o Donaldson, Lufkin & Jenrette
        Securities Corporation
      277 Park Avenue
      New York, New York  10172

Dear Sirs:

          Dominick's Supermarkets, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company named in Schedule II hereto, (collectively, the "Selling Stockholders"), severally propose to sell an aggregate of 6,400,000 shares of Common Stock, par value $.01 per share, of the Company (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Firm Shares consist of 5,900,000 shares to be issued and sold by the Company and 500,000 outstanding shares to be sold by the Selling Stockholders in the respective amounts set forth in Schedule II under the caption "Firm Shares." The Selling Stockholders also severally propose to issue and sell to the several Underwriters not more than 960,000 additional shares of Common Stock, par value $.01 per share, of the Company (the "Additional Shares") up to the respective amounts set forth in Schedule II under the caption "Additional Shares", if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares." The shares of Common Stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Stockholders are hereinafter collectively called the "Sellers."

            1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 (File No. 333-11177) including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred as the "Prospectus."

            2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 5,900,000 Firm Shares, (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto and (iii) each Underwriter agrees, severally and not
jointly, to purchase from each Seller at a price per share of $[      ] (the
"Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) which bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

            On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Selling Stockholder agrees, severally and not jointly, to sell up to the number of Additional Shares set forth opposite such Selling Stockholder's name in
Schedule II hereto and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 960,000 Additional Shares from the Selling Stockholders at the Purchase

Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. The Representatives shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, (i) each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares and (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares being purchased by the Underwriters as the number of Additional Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto bears to the total number of Additional Shares which the Underwriters have the right to purchase pursuant to this Section 2.

            The Sellers hereby agree, severally and not jointly, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and
(ii) each stockholder listed on Annex I hereto, pursuant to which each such person agrees, not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common stock, except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette

Securities Corporation ("DLJ"). Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan, (ii) the Company may issue shares of its common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and (iii) each Selling Stockholder may transfer shares of Common Stock to an affiliate of such Selling Stockholder or an immediate family member or a trust for the sole benefit of the foregoing, provided that any such transferee agrees to be bound by the restrictions set forth in this paragraph.

            The Company hereby confirms its engagement of DLJ as, and DLJ hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. DLJ, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU." As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $5,000 on the Closing Date. The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by DLJ acting as QIU.

            3. Terms of Public Offering. The Sellers have been advised by the Representatives that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

            4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on
[         ], 1996 (the "Closing Date") at the offices of Cahill Gordon &
Reindel, 80 Pine Street, New York, New York 10005. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between the Representatives and the Sellers.

            Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the Representatives shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by the Representatives pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between the Representatives and the Company.

            Certificates for the Shares shall be registered in such names and issued in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to the Representatives for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer or certified or official bank checks payable in federal funds to the order of the applicable Sellers.

            5.    Agreements of the Company.  The Company agrees with the
Representatives:

            (a) If the Registration Statement has not been declared effective prior to the execution of this Agreement, to use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

            (b) To advise the Representatives and the Selling Stockholders promptly and, if requested by the Representatives, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission, before or after the Registration Statement has become effective, for amendments to the Registration Statement or amendments or supplements to the Prospectus or any preliminary or supplemental prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus or any supplemental prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus or any supplemental prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

            (c) To furnish to the Representatives, without charge, 5 signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to the Representatives, each Underwriter designated by the Representatives and each Selling Stockholder such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as the Representatives or the Selling Stockholders may reasonably request.

            (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus or any preliminary or supplemental prospectus of which the Representatives shall not previously have been advised or to which the Representatives shall reasonably object; and to prepare and file with the Commission, promptly upon the reasonable request of the Representatives, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by the Underwriters, and to use its best efforts to cause the same to become promptly effective.

            (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

            (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus (or any amendment or supplement thereto) in order to make the statements therein, in the light of the circumstances when the Prospectus (or any such amendment or supplement thereto) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus (or any amendment or supplement thereto) to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus (or any such amendment or supplement thereto) so that the statements in the Prospectus (or any such amendment or supplement thereto), as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus (or any such amendment or supplement thereto) will comply with law, and to furnish to each Underwriter and to such dealers as the Representatives shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

            (g) Prior to any public offering of the Shares, to cooperate with the Representatives and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Representatives may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify the Shares in any jurisdiction where such registration or qualification would require the Company to qualify as a foreign corporation or to execute a general consent to service of process in such jurisdiction.

            (h) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise the Representatives in writing when such statement has been so made available.

            (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

            (j) During the period of five years after the date of this Agreement, to furnish to the Representatives as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as the Representatives may reasonably request.

            (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and

      Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery),
      (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the NASD in connection with the offering of the Shares, (vi) the listing of the Shares on the New York Stock Exchange (the "NYSE"), (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (viii) the performance by the Sellers of their other obligations under this Agreement, and (ix) the paying of a fee of $5,000 to the QIU.

            (l) To use its best efforts to maintain the listing of the Common Stock on the NYSE for a period of five years after the effective date of the Registration Statement.

            (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

            (n) The Company will, for so long as any of the Common Stock is outstanding and if, in the reasonable judgment of any Underwriter, such Underwriter or any of its affiliates (as defined in the rules and regulations under the Act) is required to deliver a prospectus in connection with sales of Common Stock (i) periodically amend the Registration Statement so that the information contained in the Registration Statement complies with the requirements of Section 10(a) of the Act, (ii) amend the Registration Statement or supplement the Prospectus when necessary to reflect any material changes in the information provided therein, (iii) provide such Underwriter with copies of each amendment or supplement filed and such other documents, including opinions of counsel and "comfort" letters, as such Underwriter may reasonably request and (iv) agree to indemnify such Underwriter and if applicable, contribute to any amount paid or payable by such Underwriter in a manner substantially identical to that specified in Section 8 hereof (with appropriate modifications).

            6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

            (a) The Registration Statement has become, or prior to the Closing Date will become, effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

            (b) (i) Each part of the Registration Statement, when such part became or becomes effective, did not or will not contain and each such part, as amended or supplemented, if applicable, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

            (c) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (d) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and except as otherwise described in the Registration Statement and Prospectus, are owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

            (e) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, except as set forth in the Stockholders Agreement of Dominick's Supermarkets, Inc., dated as of March 22, 1995, by and among the parties named therein (the "Stockholders Agreement"); and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights except as set forth in the Stockholders Agreement.

            (f) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

            (g) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

            (h) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the Company has all requisite corporate power and authority to issue and deliver the Shares to be issued and sold by it hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

            (i) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

            (j) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

            (k) Except as otherwise set forth in the Prospectus, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

            (l) The Company and each of its subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Prospectus, and none of the Company or the subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (m) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

            (n) The Company and each of its subsidiaries maintains reasonably adequate insurance for the business in which it is engaged.

            (o) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Act.

            (p) The financial statements, together with related schedules and notes forming part of the Registration

      Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in cash flows of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; and the pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Act and on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

           (q) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

           (r) Except as otherwise set forth in the Prospectus or except as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

           (s) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (t) Except as otherwise disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

           (u)    The Company has complied with all applicable provisions of
      Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

           (v)    The Company has filed a registration statement pursuant to
      Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to register the Common Stock, has filed an application to list the Shares on the NYSE, and has received notification that the listing has been approved, subject to notice of issuance.

           (w) Except as otherwise disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof.

           (x) Except as otherwise disclosed in the Prospectus, there is (i) no unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. There has been no material adverse development in the negotiations with the unions representing the Dominick's retail clerks and Omni meatcutters.

          (y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (z). All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

           (aa) The offering of the Shares by the Underwriters pursuant to this Agreement is a "Qualified IPO" as defined in the Stockholders Agreement.

            7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter that:

           (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date (and Option Closing Date, if applicable) will have, good and clear title to such Shares.

           (b) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

           (c) Such Selling Stockholder has, and on the Closing Date (and on any Option Closing Date, if applicable) will have, full legal right, power and authority to enter into this Agreement and the Custody Agreement between the Selling Stockholders and First Chicago Trust Company of New York, as Custodian (the "Custody Agreement") and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized by all necessary corporate or other action, executed and delivered by such Selling Stockholder and the Custody Agreement is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

           (d) The power of attorney signed by such Selling Stockholder appointing Robert A. Mariano and Darren W. Karst, or either one of them, as its attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and thereby and by the Registration Statement and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms.

           (e) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

           (f) The execution, delivery and performance of this Agreement and the Custody Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of such Selling Stockholder or any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder, except in each such case as would not have a material adverse effect on such Selling Stockholder's abilities to perform its obligations hereunder.

           (g) Such parts of the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relate to such Selling Stockholder do not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

           (h) At any time during the period described in paragraph 5(e) hereof, if there is any change in the information referred to in paragraph 7(g) above which relate to such Selling Stockholder, such Selling Stockholder will immediately notify the Representatives of such change.


            8. Indemnification. a. (i) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment, unless such failure to deliver the Prospectus (as so amended and supplemented) was a result of noncompliance by the Company of Section 5(e) hereof;

             (ii) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; provided, however, that each Selling Stockholder shall be liable only with reference to information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the total net proceeds (before deducting expenses but after deducting underwriting discounts and commissions) received by such Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment, unless such failure to deliver the Prospectus (as so amended and supplemented) was a result of noncompliance by the Company of Section 5(e) hereof.

           (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and the Selling Stockholders, such Underwriter shall promptly notify the Company and the Selling Stockholders in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or any Selling Stockholder, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Stockholders, as the case may be, (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by DLJ and that all such fees and expenses shall be reimbursed as they are incurred). A Seller shall not be liable for any settlement of any such action effected without the written consent of such Seller but if settled with the written consent of such Seller, such Seller agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 30 business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such indemnified party.

           (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, controlling such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company or any Selling Stockholder or any person controlling such Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Sellers (except that if any Seller shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholders and any person controlling such Selling Stockholders shall have the rights and duties given to the Underwriter, by
Section 8(b) hereof.

           (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (i) no Selling Stockholder shall be required to contribute any amount in excess of the amount of total net proceeds received by such Selling Stockholders from the sale of Shares by such Selling Stockholder hereunder and (ii) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint. The Selling Stockholders' respective obligations to contribute pursuant to this Section 8(d) are several in proportion to the total net proceeds they have received from the sale of Shares hereunder and not joint.

            9.    Indemnification of Qualified Independent Underwriter.

           (a) The Company and each Selling Stockholder, severally and not jointly, agree to indemnify and hold harmless the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments relating to, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that each Selling Stockholder shall be liable only with reference to information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto; and provided, further, that neither the Company nor the Selling Stockholders shall be liable with reference to information relating to the QIU furnished by or on behalf of the QIU expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; or (ii) the QIU's activities as a QIU under its engagement pursuant to Section 2 hereof; provided, however, that to the extent that any such loss, claim, damage, liability or judgment is found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted from the willful misconduct or gross negligence of the QIU, neither the Company nor the Selling Stockholders shall be liable to that extent. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the total net proceeds (before deducting expenses but after deducting underwriting discounts and commissions) received by such Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder.

           (b) In case any action shall be brought against the QIU or any person controlling the QIU, based upon (i) any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or (ii) the QIU's activities as a QIU under its engagement pursuant to Section 2 hereof, and with respect to which indemnity may be sought against the Company and the Selling Stockholders, the QIU shall promptly notify the Company and the Selling Stockholders in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The QIU or any such controlling persons shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the QIU or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the QIU or such controlling person and the Company or any Selling Stockholder, as the case may be, and the QIU or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or any Selling Stockholder, as the case may be, (in which case the Company shall not have the right to assume the defense of such action on behalf of the QIU or such controlling persons, it being understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the QIU and the controlling persons, which firm shall be designated in writing by the QIU and that all such fees and expenses shall be reimbursed as they are incurred). The Company and the Selling Stockholder shall not be liable for any settlement of any such action effected without the written consent of the Company and the Selling Stockholders but if settled with the written consent of the Company and the Selling Stockholders, the Company and the Selling Stockholders agree to indemnify and hold harmless the QIU and any such controlling persons from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 30 business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (c) The QIU agrees to indemnify and hold harmless the Company and the Selling Stockholders and directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders, but only with reference to information relating to the QIU furnished by or on behalf of the QIU expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. In the case any action shall be brought against the Company, any of its directors, any such officers or any person controlling the Company or any Selling Stockholder or any person controlling such Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against the QIU, the QIU shall have the rights and duties given to the Company and the Selling Stockholders (except that if the Company and the Selling Stockholders have assumed the defense thereof the QIU shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the QIU), and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholders and any person controlling such Selling Stockholders shall have the rights and duties given to the QIU, by Section 9(b).

           (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the QIU on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, the Selling Stockholders, the Underwriters and the QIU in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders and the QIU shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company and the Selling Stockholders, as set forth in the cover page of the Prospectus, and the total fee received by the QIU, as set forth in the "Underwriting" section of the Prospectus, bear to the total price to the public of the Shares. The relative fault of the Company and the Selling Stockholders and the QIU shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's recommendations, advice or services as QIU pursuant to Section 2 hereof involved any willful misconduct or gross negligence on the part of the QIU.

            The Company and the Selling Stockholders and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 9, (i) no Selling Stockholder shall be required to contribute any amount in excess of the amount of total net proceeds received by such Selling Stockholder from the sale of Shares by such Selling Stockholder hereunder and (ii) the QIU shall not be required to contribute any amount in excess of the amount by which its fee received for acting as QIU exceeds the amount of any damages which the QIU has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or by reason of alleged willful misconduct or gross negligence. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Stockholders' respective obligations to contribute pursuant to this Section 8(d) are several in proportion to the total net proceeds they have received from the sale of Shares hereunder and not joint.

            10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

           (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

           (b) The Registration Statement shall have become effective not later than 5:00 P.M.(and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as the Representatives may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

           (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) except as contemplated by the Prospectus, since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date the Representatives shall have received a certificate dated the Closing Date, signed by Robert A. Mariano and Darren W. Karst, in their capacities as the President and Chief Executive Officer and the Chief Financial Officer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 10.

           (d) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and the Representatives shall have received a certificate to such effect, dated the Closing Date, from each Selling Stockholder.

           (e) The Representatives shall have received on the Closing Date an opinion (satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date, of Latham & Watkins, counsel for the Company, to the effect that:

                  (i) the Company and each "significant subsidiary" of the Company (as defined in Rule 1-02(w) of the Commission's Regulation S-X) (each such subsidiary, a "Significant Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                 (ii) the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in Illinois. Dominick's Finer Foods, Inc. is duly qualified and is in good standing as a foreign Corporation authorized to do business in Illinois and Indiana;

                (iii) all of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and to such counsel's knowledge are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature other than the pledge of all such Shares pursuant to the New Credit Facility (as defined in the Prospectus);

                 (iv) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                  (v) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

                 (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                (vii) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

               (viii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                 (ix) the execution, delivery and performance of this Agreement by the Company, and the consummation of the sale of the Shares to the Underwriters contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument identified to such counsel as material to the conduct of the business of the Company and its subsidiaries and to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees known to such counsel as applicable to the Company or any of its subsidiaries or their respective properties;

                  (x) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

                 (xi) the Registration Statement (including any Registration Statement filed under 462(b) of the Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements and the related notes thereto and the other financial and statistical data contained therein as to which no opinion need be expressed) comply as to form in all material respects with the Act.

            At the time the foregoing opinion is delivered, such counsel shall also state that it believes that (except for financial statements and the related notes thereto and the other financial and statistical data contained therein) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements and the related notes thereto and the other financial and statistical data contained therein) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making such statement such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified.

            The opinion of Latham & Watkins described in paragraph (e) above shall be rendered to the Representatives at the request of the Company and shall so state therein.

           (f) The Representatives shall have received on the Closing Date an opinion (satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date, of Tom Roti, General Counsel of the Company, to the effect that:

                  (i) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective properties is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required; and

                 (ii) to such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company except as described in the Registration Statement or Prospectus.

           (g) The Representatives shall have received on the Closing Date an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Underwriters, as to the matters referred to in clauses (v), (vi),
      (viii), (ix) (but only with respect to the statements under the captions "Description of Capital Stock" and "Underwriting") and a statement to the effect of the paragraph immediately following clause (xix) of paragraph
      (e) above. In making such statement, such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified.

           (h) The Representatives shall have received on the Closing Date an opinion, dated the Closing Date, of counsel for each Selling Stockholder, which counsel shall be reasonably satisfactory to the Representatives, to the effect that:

                  (i) this Agreement has been duly authorized, executed and delivered by such Selling Stockholders;

                 (ii) the execution, delivery and performance of this Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of such Selling Stockholder or any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or its respective properties is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to such Selling Stockholder or its respective properties;

                (iii) the Custody Agreement has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms;

                 (iv) such Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the Act or the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by it in the manner provided in this Agreement and the Custody Agreement;

                  (v) such Selling Stockholder has good and clear title to the certificates for the Shares to be sold by it and upon delivery thereof, pursuant hereto and payment therefor, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever; and

                 (vi) the power of attorney signed by such Selling Stockholder appointing Robert A. Mariano and Darren W. Karst, or either of them, as its attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and pursuant to such power of attorney, such Selling Stockholder has authorized Robert
            A. Mariano and Darren W. Karst, or either of them, to execute and deliver on its behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by it pursuant to this Agreement.

           (i) The Representatives shall have received a letter on and as of the Closing Date, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to the Representatives by Ernst & Young LLP on the date of this Agreement.

           (j) The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

           (k) The Company shall have entered into the New Credit Facility (as defined in the Registration Statement).

           (l) The Yucaipa Warrant Agreement shall have been amended in a manner satisfactory to the Representatives.

           (m) The Representatives shall have received from each Selling Stockholder, on the Closing Date, either

      (x) a certification of such Selling Stockholder that complies in all respects with the requirements of U.S. Treasury Regulations section 1.1445-2(b)(2), stating that the Selling Stockholder is not a foreign person (within the meaning of Section 1445(f)(3) of U.S. Internal Revenue Code of 1986, as amended (the "Code")) for purposes of Section 1445(b)(2) of the Code; or (y) a copy of a statement that complies in all respects with the requirements of Treasury Regulations section 1.1445-2(c) (3), issued by the Company pursuant to Treasury Regulations section 1.897-2(h), certifying that the Firm Shares and the Additional Shares do not constitute a United States real property interest (within the meaning of Section 897(c)(1) of the Code) for purposes of Section 1445(b)(3) of the Code.

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

            11. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and
(ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

            This Agreement may be terminated at any time prior to the Closing Date by the Representatives by written notice to the Company (with a copy to the attorney-in-fact appointed by the Selling Stockholders pursuant to the power of attorney signed by each of them) if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in the judgment of the Representatives, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the judgment of the Representatives, is material and adverse and would, in the judgment of the Representatives, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representatives materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any subsidiary,
(v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Representatives has a material adverse effect on the financial markets in the United States.

            If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the Representatives may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to the Representatives and the applicable Sellers for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the applicable Sellers. In any such case which does not result in termination of this Agreement, either the Representatives or the Sellers shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

            12. Agreements of the Selling Stockholders. Each Selling Stockholder severally agrees with the Representatives and the Company:

           (a) To pay or to cause to be paid all transfer taxes, if any, with respect to the Shares to be sold by such Selling Stockholder; and

           (b) To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement by such Selling Stockholder prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement applicable to such Selling Stockholder.

            13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Dominick's Supermarkets, Inc., 505 Railroad Avenue, Northlake, Illinois 60164,
(b) if to a Selling Stockholder, to it at the address listed on Annex II hereto and (c) if to any Underwriter or to the Representatives, to the Representatives c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

            The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Stockholders, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Sellers, the officers or directors of the Company or any controlling person of the Sellers,
(ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

            If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Sellers to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them.

            Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Sellers, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

            This Agreement shall be governed and construed in accordance with the laws of the State of New York.

            This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

            Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the several Underwriters.

                                    Very truly yours,

                                    DOMINICK'S SUPERMARKETS, INC.


                                    By
                                      ------------------------------------
                                      Name:
                                      Title:


                                    THE SELLING STOCKHOLDERS NAMED
                                      IN SCHEDULE II HERETO



                                    By
                                      ------------------------------------
                                      Name:
                                      Title:  Attorney-in-fact




DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MORGAN STANLEY & CO. INCORPORATED
BT SECURITIES CORPORATION
CHASE SECURITIES INC.

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


   By
     --------------------------
      Name:
      Title:

                                   SCHEDULE I



                                            Number of Firm Shares
   Underwriters                                to be Purchased
   ------------                             ---------------------
Donaldson, Lufkin & Jenrette
  Securities Corporation
Morgan Stanley & Co. Incorporated
BT Securities Corporation
Chase Securities Inc.





                                           ----------------------

                        Total

                                  SCHEDULE II



                              Selling Stockholders



                                           Firm             Additional
   Name                                   Shares              Shares
   ----                                   ------            ----------
BT Investment Partners, Inc.

Bankers Trust New York Corporation

Chase Manhattan Investment
      Holdings, Inc.

Bahrain International Bank, E.C.

BHF-Bank Aktiengesellschaft

Continental Casualty Company

Crescent/Mach I Partners, L.P.

Crescent Shared Opportunities Fund

FSC Corporation

Indosuez Dominick's Partners

International Nederlanden (US)
      Capital Corp.

Midland Montagu Private Equity Inc.

                                      ------------          -------------

                    Total

                                    ANNEX I


                         Required Stockholder Lock-ups


Ronald W. Burkle
Robert A. Mariano
Darren W. Karst
Robert E. McCoy
John W. Boyle
Robert R. DiPiazza
Donald G. Fitzgerald
Donald S. Rosanova
Herbert R. Young
Peter P. Copses
Linda McLoughlin Figel
Patrick L. Graham
David B. Kaplan
Mark A. Resnik
Anthony P. Ressler

Yucaipa Blackhawk Partners, L.P.
Yucaipa Chicago Partners, L.P.
Yucaipa Dominick's Partners, L.P.
The Yucaipa Companies
Yucaipa Management L.L.C.

Apollo Investment Fund, L.P.
Apollo Investment Fund, III, L.P.
Apollo Overseas Partners III, L.P.
Apollo (U.K.) Partners III, L.P.

BT Investment Partners, Inc.
Bankers Trust New York Corporation
Chase Manhattan Investment Holdings, Inc.
Bahrain International Bank, E.C.
BHF-Bank Aktiengesellschaft
Continental Casualty Company
Crescent/Mach I Partners, L.P.
Crescent Shared Opportunity Fund
FSC Corporation
Indosuez Dominick's Partners
International Nederlanden (US) Capital Corp.
Midland Montagu Private Equity Inc.